SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 25, 2017

COMMUNITY FIRST BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	001-38074	82-1147778
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3175 Highway 278, Covington, Georgia	30014
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 786-7088

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2017, Edward P. Stone was appointed to the Board of Directors of Community First Bancshares, Inc. (the "Company"), effective immediately, to serve for a term that expires at the annual meeting of shareholders for the 2017 fiscal year. It is expected that Mr. Stone will serve on the Audit Committee of the Board of Directors. There are no arrangements or understandings between Mr. Stone and any other person pursuant to which Mr. Stone became a director. Mr. Stone is not a party to any transaction with the Company that would require disclosure under Item 404(a) of the Securities and Exchange Commission's Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 25, 2017, the Board of Directors of the Company amended the Company's Bylaws. Specifically, Article III, Section 2 of the Company's Bylaws was amended to increase the number of directors comprising the Board of Directors from five to six, effective immediately.

The text of the amendment to the Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated by reference into this Item 5.03.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits
Exhibit   Description
3.2	Text of amendment to Community First Bancshares, Inc. Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMMUNITY FIRST BANCSHARES, INC.

DATE: May 30, 2017	By:	/s/ Johnny S. Smith
Johnny S. Smith
President and Chief Executive Officer